UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2004

MEDICAL DISCOVERIES, INC.

(Exact name of registrant as specified in charter)

Utah	0-12627	87-0407858

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

738 Aspenwood Lane

Twin Falls, Idaho 83301
(208) 736-1799

(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2004, Medical Discoveries, Inc. (the “Company”) entered into a Registration Rights Agreement dated October 18, 2004 among Monarch Pointe Fund, Ltd; Mercator Advisory Group, LLC; and the Company. The Registration Rights Agreement was entered into in connection with the sale by the Company of 12,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) of the Company and warrants to purchase 4,575,496 shares of common stock of the Company to Monarch Pointe Fund, Ltd and Mercator Advisory Group, LLC. The Registration Rights Agreement requires the Company to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the shares of common stock issuable upon conversion of the Preferred Stock and exercise of the warrants. The registration statement must be filed within 30 days of the closing of the sale of the Preferred Stock and the warrants, and the registration statement must be declared effective by the SEC no later than 90 days after it is filed. A copy of the Registration Rights Agreement is attached to this report as Exhibit 4.1.

Item 3.02 Unregistered Sales of Equity Securities.

The Company has sold the following unregistered securities since June 30, 2004. None of the sales involved an underwriter. The Company believes these sales were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 because the sales did not involve a public offering.

Between June 30, 2004 and October 17, 2004, the Company sold 3,467,678 shares of restricted common stock for a total offering price of $624,180.00.

On or about October 18, 2004, the Company sold 12,000 shares of its Preferred Stock and warrants to purchase 4,575,496 shares of common stock of the Company for a total offering price of $1.2 million. Each share of Preferred Stock entitles the holder to convert the share of Preferred Stock into the number of shares of common stock resulting from multiplying $100 by the conversion price. The conversion price is 85% of the average of the lowest three intra-day trading prices for the Company’s common stock during the 10 trading days immediately preceding the conversion date, but the conversion price may not exceed $0.1967 or be lower than $0.05. The number of shares of common stock subject to the warrants and the exercise price are subject to equitable adjustment in connection with a stock split, stock dividend or similar transaction. The warrants entitle the holder to purchase up to 4,575,496 shares of common stock of the Company on or before the third anniversary of the issuance date of the warrants at $0.1967 per share. The number of shares of common stock subject to the warrants and the exercise price are subject to equitable adjustment in connection with a stock split, stock dividend or similar transaction.

Item 7.01 Regulation FD Disclosure.

On October 20, 2004, the Company released the press release attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 4.1	Registration Rights Agreement dated October 18, 2004 among Monarch Pointe Fund, Ltd, Mercator Advisory Group, LLC and Medical Discoveries, Inc.

Exhibit 99.1	Press release issued October 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL DISCOVERIES, INC.

/s/ Judy M. Robinett

Judy M. Robinett
President and Chief Executive Officer

Date: October 22, 2004

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
4.1	Registration Rights Agreement dated October 18, 2004 among Monarch Pointe Fund, Ltd, Mercator Advisory Group, LLC and Medical Discoveries, Inc.

99.1	Press release issued October 20, 2004.